UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 8, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 8.01. Other Events

The Mills today responded publicly to the lawsuit brought by Gazit-Global Ltd. and other public actions taken by Gazit. Gazit’s actions are designed to advance Gazit’s own interests and disrupt The Mills’ ability to effectively explore the Company’s strategic alternatives and maximize value for all Mills shareholders. Gazit’s Chaim Katzman said that “action speaks louder than words and the lack of action clearly indicates a board which has embraced inertia….” Katzman is clearly wrong about The Mills Board. The Mills Board has been acting aggressively and effectively to deal with the current circumstances.

The following are the facts:

•	Gazit and Mr. Katzman are welcome participants in The Mills’ exploration of strategic alternatives, with the only condition to that participation being their agreement to compete on a fair, level playing field with other bidders.

•	In Mr. Katzman’s initial contact with the Company, he asked to meet with senior management so that he could outline his views regarding the Company’s strategic direction. Mr. Katzman was promptly invited to present his views to management.

•	At this meeting, Mr. Katzman asked that he be provided with certain non-public information that had been previously provided to other prospective bidders. He was told that The Mills was committed to running a fair and competitive process and that everyone else involved in this competitive process had agreed to customary ground rules, enabling them to review the information that Gazit was seeking and develop an informed opinion regarding the Company’s results, operations and prospects without compromising the confidentiality of such information or disrupting the strategic alternatives process. To maintain a level playing field, Gazit should do the same.

•	Mr. Katzman asked for a meeting with The Mills Board, and was offered the opportunity for a meeting with leading independent members of the Board.

•	Before this scheduled meeting occurred, Mr. Katzman filed a Schedule 13D that described a highly contingent “offer” to recapitalize The Mills.

•	In response, the Company issued a press release in which it noted that, as previously announced, the Company was in the midst of a competitive process to explore the Company’s strategic alternatives for the purpose of maximizing shareholder value, for the benefit of all shareholders of The Mills, and that Gazit was welcome to participate in that process.

•	Thereafter, Mr. Katzman met with three independent members of The Mills Board. During this meeting, Mr. Katzman again shared his views about the Company and reviewed his contingent offer. Mr. Katzman again refused to enter the process on a level playing field with other prospective bidders.

•	It is simply not in the best interests of The Mills shareholders to conduct a bidding process that restricts some participants and not others. Bona fide bidders would be less interested in participating in the strategic alternatives process if they viewed that process as unfair, negatively impacting the process and its outcome.

•	Mr. Katzman contends that he is entitled to special treatment because he is already a Mills shareholder. This position is not supportable.

•	Contrary to Mr. Katzman’s assertions that the Company’s Board and management have not proactively managed the Company, over the past several months, the Board of Directors and management of The Mills have taken many steps that indicate anything but inaction.

•	On November 2, 2006, The Mills Board adopted resolutions calling for an annual meeting to be held on December 21, which date could be moved to the last week of December in the event the Company would not have sufficient time to solicit proxies, and set December 1 as the record date for shareholders entitled to vote at such meeting. The Board had no knowledge of Mr. Katzman’s plan to file a lawsuit seeking to compel an annual meeting when it took this action. Rather, when the Board believed it was possible to solicit proxies under the federal securities laws because it expects to have financial statements ready by the end of November, it proactively moved to hold a shareholders meeting.

•	The Company announced the exploration of strategic alternatives, hired Goldman Sachs and JPMorgan to assist in these efforts and formed a Special Committee of the Board to work with management and our advisors to oversee this process. The Company has worked intensively with prominent and well-financed industry participants who are actively interested in The Mills.

•	In our efforts to position the Company for a strategic transaction, reduce our debt and streamline operations, we undertook the following transactions:

•	The previously announced transaction with Colony Capital, which would turn over control of Meadowlands Xanadu and end Mills’ financial obligations to this project and which is expected to close shortly.

•	The sale of three of The Mills’ international assets at what we believe were attractive cap rates; the proceeds were used to pay down the balance of the Senior Term Loan by approximately $458 million.

•	The sale of The Mills’ interests in the office portion of the 108 North State Street project in Chicago.

•	Formation of an Oversight Committee of the Board to work with management to restructure operations, resulting in a reduction of our predevelopment activities and a significant reduction of our corporate overhead, and to increase our focus on our existing portfolio.

•	In response to an SEC investigation of past accounting practices, the Audit Committee of the Board hired an independent law firm, Gibson, Dunn & Crutcher, to conduct a thorough internal investigation. This several month long investigation is essentially complete, and Gibson Dunn has briefed the prospective bidders regarding its investigation. As previously announced, the Company expects to file its 2005 Form 10-K by the end of November.

•	Virtually all of senior management has been changed. This year the Company recruited a new Chief Financial Officer and Chief Operating Officer. On October 1, our Chief Operating Officer was promoted to Chief Executive Officer upon the retirement of our past Chief Executive Officer. Both our new Chief Executive Officer and Chief Financial Officer have respectively very strong backgrounds in corporate and REIT governance, operations management, and financial controls and accounting.

•	The Company is actively working on several initiatives to further reduce our indebtedness to our senior lender.

The Mills has been very proactive and not at all inactive. Management and the Board of Directors have been very receptive to hearing the views of its shareholders. The Company has been equally receptive to interest from prospective bidders and has actively facilitated serious interest from parties committed to participating in a fair and competitive process. Should Mr. Katzman ever wish to engage in such a fair and competitive process, we would welcome his participation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Executive Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Executive Officer

November 8, 2006